Exhibit 99.1

Intercontinental Exchange Reports Record First Quarter 2026

• Record 1Q26 net revenues of $3.0 billion, +20% y/y

• 1Q26 GAAP diluted earnings per share (EPS) of $2.48, +80% y/y

• 1Q26 adj. diluted EPS of $2.35, +37% y/y

• Record 1Q26 operating income of $1.7 billion, +36% y/y; record adj. operating income of $1.9 billion, +29% y/y

• 1Q26 operating margin of 56%; adj. operating margin of 65%

• Through March 31, 2026, returned $848 million to stockholders, including over $550 million in share repurchases

Jeff Sprecher,

ICE Chair & Chief Executive Officer, said,

"We are pleased to report record first quarter results, driven by the strength of our diversified platform and the continued trust of our global customers. In a quarter marked by significant macroeconomic and geopolitical uncertainty, our customers increasingly relied on our mission-critical markets, data, and technology to navigate complexity and manage risk. The breadth of our business model, spanning exchanges, fixed income, and mortgage technology, continues to provide resilience and multiple avenues for growth. As we look to the balance of the year and beyond, ICE is well positioned to serve our customers, drive innovation, and create value for our stockholders."

ATLANTA & NEW YORK, April 30, 2026 - Intercontinental Exchange (NYSE: ICE), a leading global provider of technology and data, today reported financial results for the first quarter of 2026. For the quarter ended March 31, 2026, consolidated net income attributable to ICE was $1.4 billion on $3.0 billion of consolidated revenues, less transaction-based expenses. First quarter GAAP diluted EPS were $2.48. Adjusted net income attributable to ICE was $1.3 billion in the first quarter and adjusted diluted EPS were $2.35. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "ICE's first quarter results reflect the durability and quality of our business model, delivering record revenues and record operating income. Our strong cash flows enabled us to return $848 million to stockholders, including over $550 million in share repurchases, while also investing in strategic growth initiatives and maintaining leverage within our target range. Looking ahead, we remain focused on disciplined investment, operational rigor, and creating value for our stockholders."

First Quarter 2026 Business Highlights

First quarter consolidated net revenues were $3.0 billion including exchange net revenues of $1.8 billion, fixed income and data services revenues of $657 million and mortgage technology revenues of $539 million. Consolidated operating expenses were $1.3 billion for the first quarter of 2026. On an adjusted basis, consolidated operating expenses were $1.0 billion. Consolidated operating income for the first quarter was $1.7 billion, and the operating margin was 56%. On an adjusted basis, consolidated operating income for the first quarter was $1.9 billion, and the adjusted operating margin was 65%.

$ (in millions)	Net Revenues	Op Margin	Adj Op Margin
		1Q26
Exchanges	$1,781	79%	80%
Fixed Income and Data Services	$657	42%	47%
Mortgage Technology	$539	(2)%	39%
Consolidated	$2,977	56%	65%

	1Q26	1Q25	% Chg
Recurring Revenues	$1,320	$1,236	7%
Transaction Revenues, net	$1,657	$1,237	34%

Exchanges Segment Results

First quarter exchange net revenues were $1.8 billion. Exchange operating expenses were $378 million, and adjusted operating expenses were $362 million in the first quarter. Segment operating income for the first quarter was $1.4 billion, and the operating margin was 79%. On an adjusted basis, operating income was $1.4 billion, and the adjusted operating margin was 80%.

$ (in millions)	1Q26	1Q25	% Chg	Const Curr(1)
Revenues, net:
Energy	$814	$557	46%	41%
Ags and Metals	81	64	26%	25%
Financials(2)	256	156	65%	56%
Cash Equities and Equity Options, net	123	119	3%	3%
OTC and Other(3)	102	103	(1)%	(2)%
Data and Connectivity Services	277	246	13%	13%
Listings	128	122	5%	5%
Segment Revenues	$1,781	$1,367	30%	27%

Recurring Revenues	$405	$368	10%	10%
Transaction Revenues, net	$1,376	$999	38%	33%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 1Q25, 1.2609 and 1.0531, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & Other includes net interest income and fees on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, bilateral trading fees, non-exchange execution revenue, electronic trade document confirmation services, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

First quarter fixed income and data services revenues were $657 million. Fixed income and data services operating expenses were $382 million, and adjusted operating expenses were $346 million in the first quarter. Segment operating income for the first quarter was $275 million, and the operating margin was 42%. On an adjusted basis, operating income was $311 million, and the adjusted operating margin was 47%.

$ (in millions)	1Q26	1Q256	% Chg	Const Curr(1)
Revenues:
Fixed Income Execution	$31	$31	—%	—%
CDS Clearing	112	94	19%	18%
Fixed Income Data and Analytics	322	299	8%	7%
Data and Network Technology	192	172	12%	11%
Segment Revenues	$657	$596	10%	9%

Recurring Revenues	$514	$471	9%	8%
Transaction Revenues	$143	$125	14%	14%

(1) Revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 1Q25, 1.2609 and 1.0531, respectively.

Mortgage Technology Segment Results

First quarter mortgage technology revenues were $539 million. Mortgage technology operating expenses were $552 million, and adjusted operating expenses were $327 million in the first quarter. Segment operating loss for the first quarter was $13 million, and the operating margin was (2)%. On an adjusted basis, operating income was $212 million, and the adjusted operating margin was 39%.

$ (in millions)	1Q26	1Q25	% Chg
Revenues:
Origination Technology	$192	$175	10%
Closing Solutions	57	47	20%
Servicing Software	222	221	1%
Data and Analytics	68	67	1%
Segment Revenues	$539	$510	6%

Recurring Revenues	$401	$397	1%
Transaction Revenues	$138	$113	22%

Other Matters

•	Operating cash flow through the first quarter of 2026 was $1.3 billion and adjusted free cash flow was $1.2 billion.
•	Unrestricted cash was $863 million and outstanding debt was $20.4 billion as of March 31, 2026.
•	Through the first quarter of 2026, ICE repurchased $551 million of its common stock and paid $297 million in dividends.

Updated Financial Guidance

•	ICE's full year 2026 GAAP operating expenses are expected to be in a range of $5.095 billion to $5.145 billion. Adjusted operating expenses(1) are expected to be in a range of $4.145 billion to $4.195 billion.

•	ICE's second quarter 2026 GAAP operating expenses are expected to be in a range of $1.280 billion to $1.290 billion. Adjusted operating expenses(1) are expected to be in a range of $1.030 billion to $1.040 billion.

•	ICE's second quarter 2026 GAAP non-operating expense is expected to be in the range of $160 million to $165 million. Adjusted non-operating expense(2) is expected to be in the range of $180 to $185 million.

•	ICE's diluted share count for the second quarter is expected to be in the range of 565 million to 571 million weighted average shares outstanding.

(1) 2026 and 2Q26 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and integration expenses.

(2) Adjusted non-operating expense excludes equity earnings from unconsolidated investees.

Earnings Conference Call Information

ICE will hold a conference call today, April 30, 2026, at 8:30 a.m. ET to review its first quarter 2026 financial results. A live audio webcast of the earnings call will be available on the company's website at www.ice.com in the investor relations section. Participants may also listen via telephone by dialing 833-470-1428 from the United States or 404-975-4839 from outside of the United States. Telephone participants are required to provide the participant entry number 319905 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the second quarter 2026 earnings has been scheduled for July 30th, 2026 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
Revenues:	2026	2025
Exchanges	$2,470	$2,123
Fixed income and data services	657	596
Mortgage technology	539	510
Total revenues	3,666	3,229
Transaction-based expenses:
Section 31 fees	—	262
Cash liquidity payments, routing and clearing	689	494
Total revenues, less transaction-based expenses	2,977	2,473

Operating expenses:
Compensation and benefits	505	481
Professional services	35	40
Acquisition-related transaction and integration costs	41	32
Technology and communication	238	213
Rent and occupancy	24	21
Selling, general and administrative	85	76
Depreciation and amortization	384	389
Total operating expenses	1,312	1,252
Operating income	1,665	1,221
Other income/(expense):
Interest income	24	33
Interest expense	(203)	(206)
Other income, net	411	19
Total other income/(expense), net	232	(154)
Income before income tax expense	1,897	1,067
Income tax expense	465	255
Net income	$1,432	$812
Net income attributable to non-controlling interests	(19)	(15)
Net income attributable to Intercontinental Exchange, Inc.	$1,413	$797

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.49	$1.39
Diluted	$2.48	$1.38
Weighted average common shares outstanding:
Basic	567	574
Diluted	570	577

Consolidated Balance Sheets

(In millions)

	As of March 31, 2026 (Unaudited)	As of December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$863	$837
Short-term restricted cash and cash equivalents	631	748
Short-term restricted investments	884	629
Cash and cash equivalent margin deposits and guaranty funds	117,610	76,789
Invested deposits, delivery contracts receivable and unsettled variation margin	4,016	4,437
Customer accounts receivable, net	2,382	1,552
Prepaid expenses and other current assets	679	786
Total current assets	127,065	85,778
Property and equipment, net	2,707	2,691
Other non-current assets:
Goodwill	30,634	30,646
Other intangible assets, net	15,108	15,353
Long-term restricted cash and cash equivalents	326	240
Long-term restricted investments	70	141
Other non-current assets	3,267	2,038
Total other non-current assets	49,405	48,418
Total assets	$179,177	$136,887
Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$1,311	$1,078
Accrued salaries and benefits	161	455
Deferred revenue	640	204
Short-term debt	1,751	1,035
Margin deposits and guaranty funds	117,610	76,789
Invested deposits, delivery contracts payable and unsettled variation margin	4,016	4,437
Other current liabilities	200	118
Total current liabilities	125,689	84,116
Non-current liabilities:
Non-current deferred tax liability, net	4,136	3,998
Long-term debt	18,619	18,609
Accrued employee benefits	173	174
Non-current operating lease liability	615	635
Other non-current liabilities	383	364
Total non-current liabilities	23,926	23,780
Total liabilities	149,615	107,896
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	32	22

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	7	7
Treasury stock, at cost	(8,442)	(7,792)
Additional paid-in capital	16,767	16,643
Retained earnings	21,397	20,281
Accumulated other comprehensive loss	(251)	(224)
Total Intercontinental Exchange, Inc. stockholders’ equity	29,478	28,915
Non-controlling interest in consolidated subsidiaries	52	54
Total equity	29,530	28,969
Total liabilities and equity	$179,177	$136,887

Non-GAAP Financial Measures and Reconciliation
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and adjusted free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended March 31,
	2026	2025	2026	2025	2026	2025	2026	2025
Total revenues, less transaction-based expenses	$1,781	$1,367	$657	$596	$539	$510	$2,977	$2,473
Operating expenses	378	354	382	361	552	537	1,312	1,252
Less: Amortization of acquisition-related intangibles	16	16	36	38	185	199	237	253
Less: Transaction and integration costs	—	—	—	—	40	31	40	31
Less: Regulatory matter	—	4	—	—	—	—	—	4
Adjusted operating expenses	$362	$334	$346	$323	$327	$307	$1,035	$964
Operating income/(loss)	$1,403	$1,013	$275	$235	$(13)	$(27)	$1,665	$1,221
Adjusted operating income	$1,419	$1,033	$311	$273	$212	$203	$1,942	$1,509
Operating margin	79%	74%	42%	39%	(2)%	(5)%	56%	49%
Adjusted operating margin	80%	76%	47%	46%	39%	40%	65%	61%

Adjusted Net Income Attributable to ICE and Diluted EPS

(In millions)

(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net income attributable to ICE	$1,413	$797
Add: Amortization of acquisition-related intangibles	237	253
Add: Transaction and integration costs	40	31
Add: Regulatory matter	—	4
Less: Net income from unconsolidated investees	(26)	(29)
Less: Fair value adjustments of equity investments	(389)	—
Add/(less): Income tax effect for the above items	39	(64)
Add: Deferred tax adjustments on acquisition-related intangibles	24	3
Adjusted net income attributable to ICE	$1,338	$995

Diluted earnings per share attributable to ICE common stockholders	$2.48	$1.38

Adjusted diluted earnings per share attributable to ICE common stockholders	$2.35	$1.72

Diluted weighted average common shares outstanding	570	577

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net cash provided by operating activities	$1,326	$966
Less: Capital expenditures	(64)	(85)
Less: Capitalized software development costs	(112)	(104)
Free cash flow	$1,150	$777
Add: Section 31 fees, net	—	56
Adjusted free cash flow	$1,150	$833

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks that connect people to opportunity. We provide financial technology and data services across major asset classes helping our customers access mission-critical workflow tools that increase transparency and efficiency. ICE’s futures, equity, and options exchanges – including the New York Stock Exchange – and clearing houses help people invest, raise capital and manage risk. We offer some of the world’s largest markets to trade and clear energy and environmental products. Our fixed income, data services and execution capabilities provide information, analytics and platforms that help our customers streamline processes and capitalize on opportunities. At ICE Mortgage Technology, we are transforming U.S. housing finance, from initial consumer engagement through loan production, closing, registration and the long-term servicing relationship. Together, ICE transforms, streamlines and automates industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at https://www.ice.com/privacy-security-center/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 5, 2026. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

Category: Corporate

ICE Investor Relations Contact:

Steve Eagerton

+1 904 854 3683

steve.eagerton@ice.com

investors@ice.com

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rebecca.mitchell@ice.com

media@ice.com